Registration No.333-_____
                                            Filed October 8, 2002


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                        ________________


                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                        _________________


                     Trans World Corporation
------------------------------------------------------------------------
(Exact Name of Registrant as specified in its Articles of Incorporation)


        Nevada                                0-25244
------------------------          ---------------------------------
(State of incorporation)          (IRS Employer Identification No.)


                   545 Fifth Avenue, Suite 940
                     New York, New York 10017
  ------------------------------------------------------------
  (Address of principal executive offices, including zip code)


  Options to purchase Trans World Corporation Common Stock, par value $.001 per share, issued
   under the 1998 Stock Option Plan and the 1999 Non-Employee
                   Director Stock Option Plan
  -------------------------------------------------------------
                    (Full Title of the Plans)


Rami S. Ramadan                         Copies to:
President, Chief Executive              Jeffrey A. Koeppel
 Officer and Chief Financial            Sheryl Jones Alu
 Officer                                Elias, Matz, Tiernan & Herrick L.L.P.
Trans World Corporation                 734 15th Street, N.W.
545 Fifth Avenue, Suite 940             Washington, D.C.  20005
New York, New York 10017                (202) 347-0300
(212) 983-3355
-----------------------------
(Name, address, and telephone
 number of agent for service)


                     Exhibit Index on page 6





                 CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
                                    Proposed       Proposed
   Title of                         Maximum         Maximum       Amount of
 Securities to  Amount to be     Offering Price    Aggregate     Registration
 be Registered  Registered (1)     Per Share     Offering Price      Fee
-------------------------------------------------------------------------------

Common Stock,
$.001 par value
per share        4,500,000(2)       $0.12(3)     $540,000(3)         $49.68

Common Stock,
$.001 par value
per share          711,000(4)        0.34(5)      241,740(5)         $22.24

Total               5,211,000                    $   781,740         $71.92
                 ============                    ===========         ======
_____________
(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares of common stock, par value $0.001 per share ("Common Stock") of Trans World
Corporation ("TWC" or the "Company") reserved for issuance pursuant to the 1998 Stock Option Plan (the "1998 Plan") and the
1999 Non-Employee Director Stock Option Plan (the "1999 Director
Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock.

(2) Represents 4,000,000 shares of Common Stock reserved for issuance pursuant to the 1998 Stock Option Plan for which options have not been granted and 500,000 shares of Common Stock reserved for issuance pursuant to the 1999 Director's Plan, also for which options have not been granted.

(3) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) promulgated under the Securities Act. The Proposed Maximum Offering Price Per Share is equal to the average of the high and low prices of the Common Stock of the Company on October 7, 2002 on the Over-the-Counter Bulletin Board, which was $0.12.

(4) Represents 610,000 shares reserved for issuance pursuant to the 1998 Plan and 101,000 shares reserved for issuance pursuant to the 1999 Directors Plan for which options to purchase common stock have been granted under the Plans.

(5)  Estimated solely for the purpose of calculating the
registration fee, which has been calculated pursuant to Rule
457(h) promulgated under the Securities Act.  The Proposed
Maximum Offering Price Per Share is equal to the weighted average exercise price for the options to purchase shares of Common
Stock.
                   __________________________

     This Registration Statement shall become effective automatically upon the date of filing in accordance with Section
8(a) of the Securities Act and 17 C.F.R. Section 230.462.

                                 1




                             PART I

Item 1. Employee Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

                   __________________________

* The documents containing the information specified in this Part
I of Form S-8 will be sent or given to the participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.



















                                 2




                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 2001 (File No. 0-25244);

     (b)  All reports filed by the Company pursuant to Section
13(a) or 15(d) of the Securities Exchange Act of 1934, as amended
("Exchange Act"), since the end of the fiscal year covered by the Form 10-KSB referred to in clause (a) above.

     (c) The description of the common stock of the Company contained in the Company's Registration Statement on Form SB-2 filed with the Commission on October 22, 1994 and amended
November 29, 1994 (File  No. 33-85446-A).

     (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

     Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable since the Company's Common Stock is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

                                 3




Item 6.  Indemnification of Directors and Officers.

     Article Eighth of the Articles of Incorporation, as amended and Article X of the Bylaws of the Company permit indemnification of directors and officers to the fullest extent permitted by the Nevada General Corporation Law ("NGCL"), and the Company's directors and officers are covered by insurance policies maintained by TWC.

     In addition, Section 78.751 of the Nevada General Corporation Laws provides as follows:

     Indemnification of officers, directors, employees and agents; advance of expenses.

     1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suitor proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorney's fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     3. To the extent that a director, officer, employee or agent of a corporation has been

                                 4




successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense.

     4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) By the stockholders; (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to act, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so order, by independent legal counsel in a written opinion; or (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot to obtained, by independent legal counsel in a written opinion; or

     5. The Articles of Incorporation, the Bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than the directors or officers may be entitled under any contract or otherwise by law.

     6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his act or omissions involved intentional misconduct, fraud or a knowing violation for the law and was material to the cause of action, (b) Continues for a person who has ceased to be a director, officer, employee or agent and endures to the benefit of the heirs, executors and administrators of such a person. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question

                                 5




whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed.

     Not applicable, since no restricted securities will be reoffered or resold pursuant to this Registration Statement.

Item 8.  Exhibits

     The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

     No.    Exhibit                                                 Page
     ---    -------                                                 ----

     4      Common Stock Certificate*

     5      Opinion of Elias, Matz, Tiernan & Herrick L.L.P.
            as to the legality of the securities..................  E-1

     23.1   Consent of Elias, Matz, Tiernan & Herrick L.L.P.
            (contained in the opinion included as Exhibit 5)

     23.2   Consent of Rothstein, Kass & Company, P.C.............  E-3

     24 Power of attorney for any subsequent amendment is located in the signature pages

     99.1   1998 Stock Option Plan................................  E-4

     99.2   1999 Non-Employee Director Stock Option Plan..........  E-14

_______________

*    Incorporated by reference from the Company's Registration
     Statement on Form SB-2 (Commission File No. 33-85446-A) and filed with the Commission on October 22, 1994 and amended
     November 29, 1994.

Item 9.  Undertakings.

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, post-effective amendment to this Registration
Statement (i) to include any prospectus required by Section
10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective

                                 6




date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration
Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.








                                 7




                           SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 8, 2002.

                         Trans World Corporation

                         By:/s/ Rami S. Ramadan
                            ---------------------
                            Rami S. Ramadan
                            President, Chief Executive Officer and
                             Chief Financial Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Rami S. Ramadan his true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

/s/ Rami S. Ramadan                               October 8, 2002
-------------------
Rami S. Ramadan
President, Chief Executive Officer and
 Chief Financial Officer
 (principal executive officer and
   principal financial and accounting officer)

/s/ Geoffrey B. Baker                             October 8, 2002
---------------------
Geoffrey B. Baker
Director

/s/ Julio E. Heurtematte, Jr.                     October 8, 2002
-----------------------------
Julio E. Heurtematte, Jr.
Director

/s/ Malcolm M.B. Sterrett                         October 8, 2002
-------------------------
Malcom M.B. Sterrett
Director

                                 8